                                  SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(a) OF
         THE SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. ___________)

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary proxy statement

[ ]  Confidential, for use of the Commission only (as permitted by Rule 14a-6(e)
     (2))

[X]  Definitive proxy statement

[ ]  Definitive additional materials

[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                                PRICESMART, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
      (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN REGISTRANT)

Payment of filing fee (Check the appropriate box):

[X]   No fee required

[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11
     (1)Title of each class of securities to which transaction applies:
     (2)Aggregate number of securities to which transaction applies:
     (3)Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     (4)Proposed maximum aggregate value of transaction:
     (5)Total fee paid:

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1)Amount Previously Paid: NOT APPLICABLE
     (2)Form, Schedule or Registration Statement No.: NOT APPLICABLE
     (3)Filing Party: NOT APPLICABLE
     (4)Date Filed: NOT APPLICABLE

                                PRICESMART, INC.

                           NOTICE OF ANNUAL MEETING OF
                        STOCKHOLDERS AND PROXY STATEMENT

TO THE STOCKHOLDERS OF PRICESMART, INC.:

        Notice is hereby given that the Annual Meeting of the Stockholders of PriceSmart, Inc. (the "Company"), will be held at 10:00 a.m. on Wednesday, January 24, 2001 at the Hilton San Diego Mission Valley, 901 Camino del Rio South, San Diego, California 92108 for the following purposes:

        1. To elect directors for the ensuing year, to serve until the next Annual Meeting of Stockholders and until their successors are elected and have qualified. The present Board of Directors of the Company has nominated and recommends for election as directors the following ten persons:

                 Rafael E. Barcenas           Lawrence B. Krause
                 James F. Cahill              Jack McGrory
                 Murray L. Galinson           Gilbert A. Partida
                 Katherine L. Hensley         Robert E. Price
                 Leon C. Janks                Edgar A. Zurcher

        2. To transact such other business as may be properly brought before the Annual Meeting or any adjournment thereof.

        The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice. The Board of Directors has fixed the close of business on November 28, 2000 as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting. A list of such stockholders shall be open to the examination of any stockholder at the Annual Meeting and for a period of ten days prior to the date of the Annual Meeting at the offices of PriceSmart, Inc., 4649 Morena Blvd., San Diego, California 92117.

        Accompanying this Notice is a Proxy. WHETHER OR NOT YOU EXPECT TO BE AT THE ANNUAL MEETING, PLEASE SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT PROMPTLY. If you plan to attend the Annual Meeting and wish to vote your shares personally, you may do so at any time before the Proxy is voted.

        All stockholders are cordially invited to attend the meeting.

                                             BY ORDER OF THE BOARD OF DIRECTORS



                                             Robert M. Gans
                                             SECRETARY

San Diego, California
December 15, 2000

                                PRICESMART, INC.
                                4649 MORENA BLVD.
                           SAN DIEGO, CALIFORNIA 92117

                                 PROXY STATEMENT
                                       FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                JANUARY 24, 2001

        The Board of Directors of PriceSmart, Inc., a Delaware corporation (the "Company"), is soliciting the enclosed Proxy for use at the Annual Meeting of Stockholders of the Company to be held on January 24, 2001 (the "Annual Meeting"), and at any adjournments thereof. This Proxy Statement will be first sent to stockholders on or about December 15, 2000. Unless contrary instructions are indicated on the Proxy, all shares represented by valid proxies received pursuant to this solicitation (and not revoked before they are voted) will be voted for the election of the Board's nominees for directors. As to any other business which may properly come before the Annual Meeting and be submitted to a vote of the stockholders, Proxies received by the Board of Directors will be voted in accordance with the best judgment of the holders thereof.

        A Proxy may be revoked by written notice to the Secretary of the Company at any time prior to the Annual Meeting, by executing a later Proxy or by attending the Annual Meeting and voting in person.

        The Company will bear the cost of solicitation of Proxies. In addition to the use of mails, Proxies may be solicited by personal interview, telephone or telegraph, by officers, directors, and other employees of the Company. The Company also will request persons, firms, and corporations holding shares in their names, or in the names of their nominees, which are beneficially owned by others to send or cause to be sent Proxy material to, and obtain Proxies from, such beneficial owners and will reimburse such holders for their reasonable expenses in so doing.

        The Company's mailing address is 4649 Morena Blvd., San Diego, California 92117.

VOTING

        Stockholders of record at the close of business on November 28, 2000 (the "Record Date") will be entitled to notice of and to vote at the Annual Meeting or any adjournments thereof.

        As of November 28, 2000, 6,296,182 shares of the Company's common stock, $.0001 par value per share ("Common Stock"), were outstanding, representing the only voting securities of the Company. Each share of Common Stock is entitled to one vote.

        Votes cast by Proxy or in person at the Annual Meeting will be counted by the person appointed by the Company to act as Inspector of Election for the Annual Meeting. The Inspector of Election will treat shares represented by Proxies that reflect abstentions or include "broker non-votes" as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Abstentions or "broker non-votes" do not constitute a vote "for" or "against" any matter and thus will be disregarded in the calculation of "votes cast." Any unmarked Proxies, including those submitted by brokers or nominees, will be voted in favor of the nominees of the Board of Directors, as indicated in the accompanying Proxy card.

        SECURITIES OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth certain information regarding the beneficial ownership of the Common Stock as of October 31, 2000 by (i) each of the Company's directors, (ii) each of the Company's Named Executive Officers (as defined herein), (iii) each person who is known by the Company to own beneficially more than 5% of the Common Stock and (iv) all directors and executive officers as a group.

                                                            NUMBER OF SHARES         PERCENTAGE OF
                                                            OF COMMON STOCK          COMMON STOCK
  NAME AND ADDRESS(1)                                    BENEFICIALLY OWNED(2)    BENEFICIALLY OWNED
  -------------------                                    ---------------------    ------------------
  Robert E. Price(3)(4)                                        1,449,380                   23.1%
  Gilbert A. Partida(5)                                           81,083                    1.3
  Rafael E. Barcenas(6)                                           81,916                    1.3
  James F. Cahill(3)(7)                                          888,252                   14.2
  Murray L. Galinson(3)(8)                                       834,959                   13.3
  Katherine L. Hensley(9)                                         18,302                    *
  Leon C. Janks(10)                                               16,336                    *
  Lawrence B. Krause(11)                                          10,074                    *
  Jack McGrory(3)(12)                                            829,959                   13.2
  Edgar A. Zurcher(13)                                           679,500                   10.8
  Robert M. Gans(14)                                              64,225                    1.0
  Kurt A. May(15)                                                 43,400                    *
  Thomas D. Martin(16)                                            52,957                    *
  Allan C. Youngberg (17)                                         14,758                    *
  Performance Capital, L.P.(18)                                  495,550                    7.9
     767 Third Avenue, 16th Floor
     New York, NY 10017
  Wynnefield Partners Small Cap Value, L.P.(19)                  320,900                    5.1
     One Penn Plaza, Suite 4720
     New York, NY 10119
  Sol Price(20)                                                1,743,424                   27.8
     7979 Ivanhoe Avenue, Suite 520
     La Jolla, CA 92037
  PSC, S.A.                                                      679,500                   10.8
     P.O. Box 0832-1384
     World Trade Center
     Panama, Republic of Panama
  All executive officers and                                   2,617,862                   40.1
     directors as a group (10 persons)(21)

---------------
*      Less than 1%.

(1) Except as indicated, the address of each person named in the table is c/o PriceSmart, Inc., 4649 Morena Blvd., San Diego, California 92117.

(2) Beneficial ownership of directors, officers and 5% or more stockholders includes both outstanding Common Stock and shares issuable upon exercise of options that are currently exercisable or will become exercisable within 60 days after the date of this table. Except as indicated in the footnotes to this table and pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

(3) Robert E. Price, James F. Cahill, Murray L. Galinson, Jack McGrory and Sol Price are directors of The Price Family Charitable Fund (the "Fund"). As such, for purposes of this table, they are each deemed to beneficially own 664,382 shares held by the Fund. Each of Robert E. Price, James F. Cahill, Murray L. Galinson, Jack McGrory and Sol Price has shared voting and dispositive powers with respect to, and disclaims beneficial ownership of, the shares held by the Fund. Robert E. Price, James F. Cahill, Murray L. Galinson, Jack McGrory and Sol Price also are co-managers of the Price Group LLC. As such, for purposes of this table, they are each deemed to beneficially own 165,577 shares held by the Price Group, LLC. Each of Robert E. Price, James F. Cahill, Murray L. Galinson, Jack McGrory and Sol Price has shared voting and dispositive powers with respect to, and disclaims beneficial ownership of, the shares held by the Price Group, LLC. If the percent of the Company's Common Stock beneficially owned by Robert E. Price, James F. Cahill, Murray L. Galinson, Jack McGrory and Sol Price were calculated without regard to the shares held by the Fund or the Price Group LLC, they would own 9.9%, 0.9%, less than 0.1%, 0%, and 14.6%, respectively, of the Company's Common Stock.

(4) Includes 298,467 shares held by the Robert and Allison Price Trust, of which Mr. Price is a trustee, 297,600 shares held by the Robert & Allison Price Charitable Remainder Trust, of which Mr. Price is a trustee, 22,854 shares held by a trust for the benefit of Mr. Price's minor children, of which Mr. Price is a trustee, 664,382 shares held by the Price Family Charitable Fund, of which Mr. Price is a director, and 165,577 shares held by the Price Group, LLC, of which Mr. Price is a co-manager. Mr. Price disclaims beneficial ownership of the shares held by the Price Family Charitable Fund and the Price Group, LLC.

(5) Includes 57,250 shares subject to options that are currently exercisable or will become exercisable within 60 days after the date of this table. Also includes 500 shares held by Mr. Partida as custodian for his minor child (UGMA-CA). Also includes 675 shares held in a tenants in common account with two other individuals and 1,363 shares held in a tenants in common account with one other person. Each of the individuals has dispositive power with respect to the shares in the account. Also includes 1,205 shares held in an Individual Retirement Account maintained by Mr. Partida's wife.

(6) Includes 14,758 shares subject to options that are currently exercisable or will become exercisable within 60 days after the date of this table.

(7) Includes 750 shares subject to options that are currently exercisable or will become exercisable within 60 days after the date of this table. Also includes 664,382 shares held by the Price Family Charitable Fund, of which Mr. Cahill is a director, 53,668 held by a trust for the benefit of Sol Price's grandchildren, of which Mr. Cahill is a trustee, and 165,577 shares held by the Price Group, LLC, of which Mr. Cahill is a co-manager. Mr. Cahill disclaims beneficial ownership of the shares held by the Price Family Charitable Fund, the Price Group, LLC and the trust described above.

(8) Includes 664,382 shares held by the Price Family Charitable Fund, of which Mr. Galinson is a director, and 165,577 shares held by the Price Group, LLC, of which Mr. Galinson is a co-manager. Mr. Galinson disclaims beneficial ownership of the shares held by The Price Family Charitable Fund and the Price Group, LLC.

(9) Includes 13,620 shares subject to options that are currently exercisable or will become exercisable within 60 days after the date of this table. Also includes 900 shares held in a trust of which Ms. Hensley is a beneficiary and for which she serves as trustee.

(10) Includes 13,620 shares subject to options that are currently exercisable or will become exercisable within 60 days after the date of this table.

(11) Includes 4,316 shares held by the Krause Family Limited Partnership, of which Mr. Krause is a general partner. Also includes 5,758 shares subject to options that are currently exercisable or will become exercisable within 60 days after the date of this table.

(12) Includes 664,382 shares held by the Price Family Charitable Fund, of which Mr. McGrory is a director, and 165,577 shares held by the Price Group, LLC, of which Mr. McGrory is a co-manager. Mr. McGrory disclaims beneficial ownership of the shares held by the Price Family Charitable Fund and the Price Group, LLC.

(13) Includes 679,500 shares held by PSC, S.A. Mr. Zurcher disclaims beneficial ownership of the shares held by PSC, S.A.

(14) Includes 8,750 shares held for Mr. Gans' account in a profit sharing and 401(k) plan maintained by his former employer. Also includes 48,837 shares subject to options that are currently exercisable or will become exercisable within 60 days after the date of this table.

(15) Includes 32,500 shares subject to options that are currently exercisable or will become exercisable within 60 days after the date of this table.

(16) Includes 21,185 shares held by a family trust and 31,772 shares subject to options that are currently exercisable or will become exercisable within 60 days after the date of this table.

(17) Includes 10,000 shares subject to options that are currently exercisable or will become exercisable within 60 days after the date of this table.

(18) Includes 70,300 shares held by Performance Capital II, L.P. and 57,300 shares held by Performance Offshore, Ltd.

(19)  Includes 120,359 shares held by Wynnefield Partners Small Cap Value, L.P.
      - I and 63,520 shares held by Wynnefield Small Cap Value Offshore Fund,
      Ltd.

(20) Includes 165,577 shares held by the Price Group, LLC, 907,890 shares held by the Price Family Charitable Trust, of which Mr. Price is trustee, 664,382 shares held by the Price Family Charitable Fund, of which Mr. Price is a director, and 5,575 shares held by the Dorothy Goldberg Trust, of which Mr. Price is a trustee. Mr. Price disclaims beneficial ownership of the shares held by the Price Family Charitable Fund, the Dorothy Goldberg Trust and the Price Group, LLC.

(21) See notes (3)-(13). Also includes 36,118 shares beneficially owned by Kevin C. Breen, all of which are shares subject to options exercisable within 60 days after the date of this table.

                                   PROPOSAL 1

                              ELECTION OF DIRECTORS

      The Board of Directors of the Company has nominated and recommends for election as directors the following ten persons to serve until the next Annual Meeting of Stockholders and until their respective successors shall have been duly elected and shall qualify. All of the nominees are presently directors of the Company, and following the Annual Meeting there will be no vacancies on the Board. The enclosed Proxy will be voted in favor of the persons nominated unless otherwise indicated. If any of the nominees should be unable to serve or should decline to do so, the discretionary authority provided in the Proxy will be exercised by the present Board of Directors to vote for a substitute or substitutes to be designated by the Board of Directors. The Board of Directors does not believe at this time that any substitute nominee or nominees will be required. In the event that a nominee for director is proposed at the Annual Meeting, the enclosed proxy may be voted in favor of or against such nominee or any other nominee proposed by the Board of Directors.

      In June 2000, the Company acquired the 40% interest in its PSMT Caribe, Inc. subsidiary held by PSC, S.A. for 679,500 shares of the Company's common stock. The Company already owned the remaining 60% of PSMT Caribe. In connection with the Company's acquisition of the 40% minority interest in PSMT Caribe, the Company agreed to give PSC opportunities to have representation on the board of directors of PSMT Caribe and the Company's Board of Directors. Accordingly, in November 2000, the Board of Directors expanded its size to ten members and elected Murray Galinson, Jack McGrory and Edgar Zurcher to the Board to fill the vacancies created. Mr. Zurcher is PSC's designee. Pursuant to the terms of the stock purchase agreement relating to the PSMT Caribe transaction, the Company also is required to nominate Mr. Zurcher for re-election to the Board at the 2001 Annual Meeting and to use its best efforts to seek his election by the Company's stockholders.

      The table below indicates the name, position with the Company and age of each nominee for director as of December 15, 2000:

     Name                     Position                                               Age
     ----                     --------                                               ---
     Robert E. Price          Chairman of the Board                                   58
     Gilbert A. Partida       President, Chief Executive Officer and Director         38
     Rafael E. Barcenas       Director                                                56
     James F. Cahill          Director                                                45
     Murray L. Galinson       Director                                                63
     Katherine L. Hensley     Director                                                63
     Leon C. Janks            Director                                                51
     Lawrence B. Krause       Director                                                70
     Jack McGrory             Director                                                51
     Edgar A. Zurcher         Director                                                50

                         INFORMATION REGARDING DIRECTORS

      Robert E. Price has been Chairman of the Board of the Company since July 1994 and served as President and Chief Executive Officer of the Company from July 1994 until January 1998. Mr. Price also served as Chairman of the Board of Price Enterprises, Inc. ("PEI") from July 1994 until November 1999 and was President and Chief Executive Officer of PEI from July 1994 until September 1997. Mr. Price was Chairman of the Board of Price/Costco, Inc. ("Costco") from October 1993 to December 1994. From 1976 to October 1993, he was Chief Executive Officer and a director of The Price Company ("TPC"). Mr. Price served as Chairman of the Board of TPC from January 1989 to October 1993, and as its President from 1976 until December 1990.

      Gilbert A. Partida has been a director of the Company since July 1997 and has been President and Chief Executive Officer of the Company since January 1998. Mr. Partida was President and Chief Executive Officer of the Greater San Diego Chamber of Commerce from January 1993 until December 1997. Prior to joining the Chamber of

Commerce, Mr. Partida was an attorney with the law firm of Gray, Cary, Ames & Frye in San Diego, California from 1987 to 1992.

      Rafael E. Barcenas has been a director of the Company since April 1998. Mr. Barcenas has also been a director and officer of PriceSmart Panama, S.A. (formerly known as PriceCostco de Panama, S.A.), and PriceSmart Real Estate, S.A. (formerly known as PB Real Estate, S.A.), which are subsidiaries of the Company, since their formation in September 1995 and July 1997, respectively. Additionally, Mr. Barcenas has been a principal of BB&M International Trading Group, a Panamanian company (which previously owned 49% of both PriceCostco de Panama, S.A. and P. B. Real Estate, S.A.) from March 1995 until March 2000. Mr. Barcenas has been Vice President of Boyd, Barcenas, S.A., the largest advertising agency in Panama since April 1971.

      James F. Cahill has been a director of the Company since November 1999 and has served as a director of PEI since August 1997. Additionally, Mr. Cahill has been Executive Vice President of Price Entities since January 1987. In this position he has been responsible for the oversight and investment activities of the financial portfolio of Sol Price, founder of TPC and related entities. Prior to 1987, Mr. Cahill was employed by TPC for ten years, with his last position being Vice President of Operations.

      Murray L. Galinson has been a director of the Company since November 2000. Mr. Galinson served as a director of PEI from August 1994 until November 1999. Additionally, Mr. Galinson has been Chairman of the Board of San Diego National Bank since May 1996 and has served as a director of San Diego National Bank since its inception in 1981. Mr. Galinson also served as President and Chief Executive Officer of San Diego National Bank from September 1984 to September 1997 and was Chairman of the Board and Chief Executive Officer of SDNB Financial Corporation from 1985 to 1997.

      Katherine L. Hensley has been a director of the Company since July 1997 and served as a director of PEI from December 1994 until July 1997. She is a lawyer and a retired partner of the law firm of O'Melveny & Myers in Los Angeles, California. Ms. Hensley joined O'Melveny & Myers in 1978 and was a partner from 1986 to February 1992. Ms. Hensley is a trustee of Security First Trust, an open-end investment management company registered under the Investment Company Act of 1940.

      Leon C. Janks has been a director of the Company since July 1997 and served as a director of PEI from March 1995 until July 1997. He has been a partner in the accounting firm of Alder, Green, Hasson & Janks in Los Angeles, California since 1980. Mr. Janks also serves on the board of directors of Expert Ease Software, Inc., a privately held corporation. Mr. Janks has extensive experience in domestic and international business serving a wide variety of clients in diverse businesses and is a Certified Public Accountant.

      Lawrence B. Krause has been a director of the Company since July 1997. Mr. Krause has been a Professor and the Director of the Korea-Pacific Program at the Graduate School of International Relations and Pacific Studies at the University of California, San Diego since 1986. He became a Professor Emeritus in 1997. Mr. Krause also serves on advisory boards for a number of institutions including the Institute for International Economics, the Korea Economic Institute, the Committee on Asian Economic Studies and the U.S. National Committee for Pacific Economic Cooperation.

      Jack McGrory has been a director of the Company since November 2000. Mr. McGrory was President and Chief Executive Officer of PEI from September 1997 until November 1999. Mr. McGrory also serves as a director of the San Diego Padres, L.P. and was its Executive Vice President and Chief Operating Officer from September 1999 until August 2000. He is also President of Downtown Development, Inc., which is responsible for coordinating construction of the new Padres ballpark and the Padres' commercial real estate activities. From March 1991 through August 1997, Mr. McGrory served as City Manager of San Diego.

      Edgar A. Zurcher has been a director of the Company since November 2000. Mr. Zurcher has also been a director and officer of PSMT Caribe, Inc., a subsidiary of the Company, since its inception in December 1998. Additionally, Mr. Zurcher has been a principal of PSC, S.A. (which previously owned 49% of PSMT Caribe, Inc.) since its inception in September 1998. Mr. Zurcher is also the managing partner of the law firm Zurcher, Montoya and Zurcher in Costa Rica. Additionally, he is Chairman of Banca Promerica (Costa Rica) and is a director of Banco Promerica (El Salvador) and a director of Banco Promerica (Honduras).

                         INFORMATION REGARDING THE BOARD

BOARD MEETINGS

      The Company's Board of Directors held twelve meetings during fiscal 2000. Except for Mr. Barcenas (who resides in Panama), no nominee for director who served as a director during the past year attended fewer than 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings of committees of the Board of Directors on which he or she served.

COMMITTEES OF THE BOARD

      AUDIT COMMITTEE. The Audit Committee, which consists of Messrs. Janks and Krause and Ms. Hensley, held five meetings during fiscal 2000. The Audit Committee reviews the annual audits of the Company's independent public accountants, reviews and evaluates internal accounting controls, recommends the selection of the Company's independent public accountants, reviews and passes upon (or ratifies) related party transactions, and conducts such reviews and examinations as it deems necessary with respect to the practices and policies of, and the relationship between the Company and its independent public accountants.

      COMPENSATION COMMITTEE. The Compensation Committee, which consists of Ms. Hensley, Mr. Galinson and Mr. Krause, held nine meetings during fiscal 2000. The Compensation Committee reviews salaries, bonuses and stock options of executive officers of the Company and administers the Company's executive compensation policies and stock option plans.

      NOMINATING COMMITTEE. The Nominating Committee, which consists of Ms. Hensley and Mr. Price, held two meetings during fiscal 2000. The Nominating Committee recommends candidates to fill vacancies on the Board of Directors or any committee thereof, which vacancies may be created by the departure of any directors, or the expansion of the number of members of the Board. The Nominating Committee gives appropriate consideration to qualified persons recommended by stockholders for nomination as directors provided that such recommendations are accompanied by information sufficient to enable the Nominating Committee to evaluate the qualifications of the nominee.

      EXECUTIVE COMMITTEE. The Executive Committee, which consists of Messrs. Price, Partida and Janks, held one meeting during fiscal 2000. The Executive Committee has all powers and rights necessary to exercise the full authority of the Board of Directors in the management of the business and affairs of the Company, except as provided in the Delaware General Corporation Law or the Bylaws of the Company.

      FINANCE COMMITTEE. The Finance Committee, which consists of Messrs. Janks, Cahill, Krause, Partida and Price and Ms. Hensley, held five meetings during fiscal 2000. The Finance Committee reviews and makes recommendations with respect to (i) annual budgets, (ii) investments, (iii) financing arrangements and (iv) the creation, incurrence, assumption or guaranty by the Company of any indebtedness, obligation or liability, except, in each case, for any such transactions entered into in the ordinary course of business of the Company.

COMPENSATION OF THE DIRECTORS

      Each non-employee director of the Company receives $20,000 per year for serving on the Board of Directors and an additional $5,000 per year for serving as chairman of any committee of the Board. In addition, non-employee directors who serve on committees of the Board (in a capacity other than chairman of a committee) receive $500 for each meeting attended. The chairman or vice chairman of any committee may receive additional compensation to be fixed by the Board. Each director is eligible to receive stock grants and stock options pursuant to the Company's 1997 Stock Option Plan and 1998 Equity Participation Plan. Under the 1997 Stock Option Plan, non-employee directors are entitled to receive initial grants of non-qualified stock options to purchase 3,000 shares of Common Stock upon becoming directors of the Company and additional grants of options to purchase 1,000 shares of Common Stock on the date of each annual meeting of stockholders at which the director is reelected to the Board. Non-employee directors joining the Board after July 1998 also are eligible to receive grants of non-qualified options under the 1998 Equity Participation Plan upon purchases of shares of the Company's Common Stock. For each such director who has purchased at least 500 shares of common stock on or after September 1, 1997, such person automatically will be granted a non-qualified stock option to purchase a number of shares of Common Stock equal to the difference between (i) three times the number of such shares of Common Stock actually purchased and
(ii) the number of shares of Common Stock subject to options previously granted to such director under the 1998 Equity Participation Plan. No director, however, may receive options under the 1998 Equity Participation Plan that are exercisable for more than 8,146 shares of Common Stock.

      Directors also receive reimbursement for travel expenses incurred in connection with their duties as directors.

      Mr. Barcenas received a grant of 25,000 nonqualified stock options as consideration for his services as an officer of PriceCostco de Panama, S.A. and P.B. Real Estate, S.A.

                    RECOMMENDATION OF THE BOARD OF DIRECTORS

      THE BOARD OF DIRECTORS RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE SLATE OF NOMINEES SET FORTH ABOVE. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS STOCKHOLDERS SPECIFY OTHERWISE ON THE ACCOMPANYING PROXY.

                        EXECUTIVE OFFICERS OF THE COMPANY

      The executive officers of the Company and their ages as of December 15, 2000 are as follows:

      NAME                     POSITION                                                     AGE
      ----                     --------                                                     ---
      Gilbert A. Partida       President and Chief Executive Officer                        38
      Kevin C. Breen           Executive Vice President--Operations                         40
      Robert M. Gans           Executive Vice President, Secretary and General Counsel      51
      Thomas D. Martin         Executive Vice President--Merchandising                      44
      Kurt A. May              Executive Vice President and Chief Operating Officer         47
      Allan C. Youngberg       Executive Vice President and Chief Financial Officer         48

      Gilbert A. Partida has been a director of the Company since July 1997 and has been President and Chief Executive Officer of the Company since January 1998. Mr. Partida was President and Chief Executive Officer of the Greater San Diego Chamber of Commerce from January 1993 until December 1997. Prior to joining the Chamber of Commerce, Mr. Partida was an attorney with the law firm of Gray, Cary, Ames & Frye in San Diego, California from 1987 to 1992.

      Kevin C. Breen has been Executive Vice President of the Company since September 1999 and served as Senior Vice President of the Company from August 1997 to August 1999. Mr. Breen previously served as Executive Vice President of Price Ventures, Inc., a subsidiary of PEI, from February 1997 until August 1997, overseeing operational and construction management areas for the international merchandising business. Prior to joining PEI as Vice President in August 1994, Mr. Breen served as Vice President of Costco from October 1993 to December 1994 and previously served in various management roles for TPC.

      Robert M. Gans has been Executive Vice President, General Counsel and Secretary of the Company since August 1997 and was Executive Vice President and General Counsel of PEI from October 1994 until July 1997. Mr. Gans graduated from the UCLA School of Law in 1975 and actively practiced law in private practice from 1975 until 1994. From 1988 until October 1994, Mr. Gans was the senior member of the law firm of Gans, Blackmar & Stevens, A.P.C., of San Diego, California.

      Thomas D. Martin has been Executive Vice President of the Company since October 1998 and served as Senior Vice President of the Company from August 1997 to September 1998. Mr. Martin previously served as Vice President of PEI from August 1994 until July 1997, directing merchandising strategies and product sourcing for its international merchandising business, in addition to managing its trading company activities. Prior to joining PEI as Vice President in August 1994, Mr. Martin served as Vice President of Costco from October 1993 to December 1994 and had served in various management roles for TPC.

      Kurt A. May has been Executive Vice President and Chief Operating Officer of the Company since October 1998. Prior to joining PriceSmart, Mr. May was employed by GTE Corporation for twenty-three years, serving in a wide range of corporate operating functions, including his most recent role as Area President of GTE's cellular telephone operations since 1995.

      Allan C. Youngberg has been Executive Vice President and Chief Financial Officer of the Company since July 1999. From January 1993 until July 1999, Mr. Youngberg had been Executive Vice President, Chief Financial Officer, Secretary and Treasurer of Cost-U-Less, Inc. Prior to joining Cost-U-Less, Mr. Youngberg was President and shareholder of Youngberg & Schumacher, P.S., a certified public accounting firm in Bellevue, Washington, which Mr. Youngberg founded in 1984 and sold in December 1992. Mr. Youngberg is a Certified Public Accountant.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

      The following table sets forth certain information concerning compensation for the fiscal years ended August 31, 2000, August 31, 1999 and August 31, 1998 received by the Chief Executive Officer and the four most highly compensated executive officers other than the chief executive officer of the Company who were serving as executive officers at the end of the last completed fiscal year (the "Named Executive Officers").

                                           SUMMARY COMPENSATION TABLE

                                              ANNUAL COMPENSATION                    LONG-TERM COMPENSATION AWARDS
                                 ----------------------------------------------   ------------------------------------
                                                                                      NUMBER OF
                                                                     OTHER            SECURITIES
NAME AND                         FISCAL                              ANNUAL           UNDERLYING         ALL OTHER
PRINCIPAL POSITION                YEAR    SALARY($)    BONUS($)   COMPENSATION       OPTIONS(#)(1)      COMPENSATION
------------------                ----    ---------    --------   ------------       -------------      ------------
Gilbert A. Partida(2)             2000    $ 274,992    $ 190,000     $ 0                      0          $ 9,600(3)
    President and Chief           1999      256,862      100,000       0                      0                0
    Executive Officer             1998      134,711       85,000       0                140,500           10,325

Kurt A. May(4)                    2000      222,916       60,000       0                      0            2,259(3)
    Executive Vice President      1999      176,539       50,000       0                 81,250                0
    and Chief Operating Officer

Robert M. Gans                    2000      179,583       45,000       0                      0            9,600(3)
    Executive Vice President,     1999      175,000       40,000       0                      0            9,850(3)
    General Counsel and           1998      167,708       25,000       0                 82,725            3,583(3)
    Secretary

Allan C. Youngberg (5)            2000      189,999       80,000       0                 10,000                0
    Executive Vice President      1999       18,756        5,000       0                 50,000                0
    and Chief Operating Officer

Thomas D. Martin                  2000      168,749       45,000       0                      0            9,600(3)
    Executive Vice                1999      155,000       35,000       0                      0            9,850(3)
    President--Merchandising      1998      155,000       30,000       0                 65,772            9,401(3)

---------------
(1) In connection with the spin-off of the Company from PEI in August 1997, the Company granted replacement options ("Replacement Options") to officers and employees who left PEI to join the Company. The Replacement Options were granted with exercise prices and with respect to numbers of shares of the Company's Common Stock designed to retain the intrinsic value of the options replaced. The number of securities shown for fiscal 1998 in the column under the heading "Number of Securities Underlying Options" includes Replacement Options covering 46,475 shares of Common Stock issued to Mr. Gans and Replacement Options covering 15,772 shares of Common Stock issued to Mr. Martin. The Number of Securities Underlying Options shown for Mr. Partida include 3,000 shares of Common Stock underlying options granted to Mr. Partida as an independent member of the Company's Board prior to his becoming President and Chief Executive Officer of the Company.

(2) Mr. Partida commenced employment with the Company on January 12, 1998. The amount shown in the salary column for fiscal 1998 reflects amounts actually paid to Mr. Partida during fiscal 1998. The amount shown under the bonus column for Mr. Partida for fiscal 1998 includes a $50,000 signing bonus. The amount shown in the "All Other Compensation" column for fiscal 1998 includes $10,325 paid to Mr. Partida as director fees prior to January 12, 1998.

(3) Consists of profit sharing and 401(k) matching contributions made by the Company under the Company's Retirement Plan.

(4) Mr. May commenced employment with the Company on October 14, 1998. The amount shown in the salary column for fiscal 1999 reflects amounts actually paid to Mr. May during fiscal 1999.

(5) Mr. Youngberg commenced employment with the Company on July 27, 1999. The amount shown in the salary column for 1999 reflects amounts actually paid to Mr. Youngberg during fiscal 1999.

                        OPTION GRANTS DURING FISCAL 2000

      The following table sets forth certain information with respect to options to purchase Common Stock granted during the fiscal year ended August 31, 1999 to each of the Named Executive Officers. The Company does not have any outstanding stock appreciation rights.

                       NUMBER OF      % OF TOTAL                                        POTENTIAL REALIZABLE VALUE AT
                       SECURITIES       OPTIONS                                         ASSUMED ANNUAL RATES OF STOCK
                       UNDERLYING      GRANTED TO       EXERCISE OR                        PRICE APPRECIATION FOR
                        OPTIONS       EMPLOYEES IN     BASE PRICE PER   EXPIRATION             OPTION TERM(1)
        NAME          GRANTED (#)    FISCAL YEAR(%)     SHARE ($/SH)       DATE            5%               10%
        ----          -----------    --------------     ------------    ----------         --               ---
Gilbert A. Partida             0          N/A               N/A           N/A              N/A              N/A
Kurt A. May                    0          N/A               N/A           N/A              N/A              N/A
Robert M. Gans                 0          N/A               N/A           N/A              N/A              N/A
Allan C. Youngberg        10,000          .08%            $ 39.25       7/18/06         $ 133,500        $ 302,800
Thomas D. Martin               0          N/A               N/A           N/A              N/A              N/A

---------------
(1) The potential realizable values are based on an assumption that the stock price of the Company's Common Stock will appreciate at the annual rate shown (compounded annually) from the date of grant until the end of the option term. These values do not take into account amounts required to be paid as income taxes under the Internal Revenue Code and any applicable state laws or option provisions providing for termination of an option following termination of employment, non-transferability or vesting. These amounts are calculated based on the requirements promulgated by the Commission and do not reflect the Company's estimate of future stock price growth of the shares of the Company's Common Stock.

             OPTIONS EXERCISED DURING FISCAL 2000 AND OPTION VALUES

      The following table sets forth certain information with respect to the exercise of options to purchase Common Stock during the fiscal year ended August 31, 1999, and the unexercised options held and the value thereof at that date, for each of the Named Executive Officers.

                                                                    NUMBER OF
                                                                    SECURITIES                  VALUE OF
                                                                    UNDERLYING                 UNEXERCISED
                                                                   UNEXERCISED                IN-THE-MONEY
                                                                    OPTIONS AT                   OPTIONS
                             SHARES                                FISCAL YEAR             AT FISCAL YEAR END
                            ACQUIRED                                 END (#)                     ($)(1)
                               ON               VALUE              EXERCISABLE/               EXERCISABLE/
NAME                       EXERCISE(#)       REALIZED($)          UNEXERCISABLE               UNEXERCISABLE
----                     --------------    ---------------    ---------------------    --------------------------
Gilbert A. Partida            $    0          $      0             56,500/84,000          $1,179,430/$1,754,430
Kurt A. May                        0                 0             16,250/65,000             345,312/1,381,250
Robert M. Gans                 7,500           213,575             53,475/21,750           1,436,247/464,220
Allan Youngberg                    0                 0             10,000/50,000                   0/0
Thomas D. Martin               8,000           231,280             27,772/30,000             644,002/631,440

-----------------------
(1) Based on the closing sale price of the Common Stock on Monday, August 31, 2000 ($37.50), as reported by the Nasdaq National Market, less the option exercise price.

THE RETIREMENT PLAN OF PRICESMART, INC.

      In 1998 the Company established a retirement plan (the "Retirement Plan"). The Retirement Plan has terms and conditions substantially similar to The PEI Profit Sharing and 401(k) Plan (the "PEI Plan"), of which PriceSmart was a sponsor from the time of the spin-off of the Company from PEI until the establishment of the Retirement Plan. The Retirement Plan is a split up of that portion of the PEI Plan which is attributable to employees of the Company.

      The Retirement Plan is designed to be a "qualified" plan under applicable provisions of the Code, covering all employees who have completed one year of service, as defined in the Retirement Plan. Under the Retirement Plan, the Company may, in its discretion, make annual contributions with respect to its employees which may exceed for each participant the lesser of: (a) 25% of the participant's compensation for such year, or (b) the greater of (i) 25% of the defined benefit dollar limitation then in effect under Section 415(b)(1) of the Code or (ii) $30,000. In addition, participants may make voluntary contributions. The Retirement Plan also permits employees to defer (in accordance with Section 401(k) of the Code) a portion of their salary and contribute those deferrals to the Retirement Plan.

      All participants in the Retirement Plan are fully vested in their voluntary contributions and earnings thereon. Vesting in the remainder of a participant's account is based upon his or her years of service with the Company, PEI, Costco, TPC and certain affiliated parties. A participant initially is 20% vested after the completion of two years of service, and an additional 20% vested after the completion of each of his or her next four years of service, so that the participant is 100% vested after the completion of six years of service. A participant becomes fully vested in his or her entire account upon retirement due to permanent disability, attainment of age 65 or death. In addition, the Retirement Plan provides that the Board of Directors of the Company may at any time declare the Retirement Plan partially or completely terminated with respect to the employees of the Company in which event the account of each participant with respect to whom the Retirement Plan is terminated will become fully vested.

1997 PRICESMART STOCK OPTION PLAN

      In August 1997, the Company adopted the 1997 PriceSmart Stock Option Plan of PriceSmart, Inc. (the "1997 Plan"). The PriceSmart Stock Option Plan was approved by PEI as sole stockholder of the Company as of August 7, 1997. The principal purposes of the PriceSmart Stock Option Plan are to provide incentives for officers, employees and consultants of the Company and its subsidiaries through the granting of options, thereby stimulating their personal and active interest in the Company's development and financial success, and inducing them to remain in the Company's employ. In addition to options granted to officers, employees or consultants, the PriceSmart Stock Option Plan provides for formula grants of Options ("Director Options") to the Company's independent non-employee directors.

      The 1997 Plan provides for option grants covering up to 700,000 shares of the Company's Common Stock. As of October 31, 2000, options to purchase an aggregate of 669,399 shares of the Company's Common Stock at prices ranging from $8.59 to $41.25 had been granted under the 1997 Plan (not including shares subject to options that have been cancelled), and 30,601 shares remained available for future grant under the 1997 Plan.

1998 EQUITY PARTICIPATION PLAN

      In July 1998, the Board of Directors adopted the 1998 Equity Participation Plan of PriceSmart, Inc. (the "1998 Plan"). The 1998 Plan was subsequently approved by the Company's stockholders at the 1999 Annual Meeting of Stockholders. The principal purposes of the 1998 Plan are to provide incentives for directors, officers, employees and consultants of the Company and its subsidiaries through the granting of options, restricted stock and other awards ("Awards"), thereby stimulating their personal and active interest in the Company's development and financial success, and inducing them to remain in the Company's employ.

      The 1998 Plan provides that the Compensation Committee of the Company's Board of Directors or a subcommittee thereof may grant or issue incentive stock options, non-qualified stock options, stock purchase rights, stock appreciation rights, restricted stock, deferred stock, dividend equivalents, performance awards, stock payments and other stock related benefits, or any combination thereof. Under the stock purchase feature of the 1998 Plan, the committee may grant to any consultant or employee the right to purchase shares of Common Stock under the 1998 Plan ("Stock Purchase Rights") from time to time, in such amounts and subject to such terms and conditions as the committee may determine, and, at the discretion of the committee, such determinations may include determining categories of employees and the number of shares to be made available to employees in each such category. The 1998 Plan further provides that each independent director as of the date of the adoption by the Board of the 1998 Plan automatically shall be granted, on the date of such adoption, the Stock Purchase Right to purchase a number of shares of Common Stock equal to the difference between (i) 2,716 shares of Common Stock and (ii) the number of shares of Common Stock purchased by such independent director since September 1, 1997 (other than purchases pursuant to the exercise of an option granted pursuant to any stock option plan of the Company). A person who is initially elected to the Board after the adoption by the Board of the Equity Plan and who is an independent director at the time of such initial election automatically shall be granted a Stock Purchase Right to purchase 2,716 shares of Common Stock on the date of such initial election. The purchase price for shares of Common Stock purchased pursuant to any Stock Purchase Right granted under the Equity Plan shall be no less than the fair market value of such Common Stock as of the date of purchase.

      Under the 1998 Plan, the committee may in its discretion allow payment, in whole or in part, through the delivery of a full recourse, limited recourse or non-recourse (as determined by the committee) promissory note bearing interest (at no less than such rate as shall then preclude the imputation of interest under the Code) and payable upon such terms as may be prescribed by the committee or the Board. The committee may prescribe the form of such promissory note and the security to be given for such note. However, Common Stock may not be purchased pursuant to a Stock Purchase Right by delivery of a promissory note or by a loan from the Company when or where such loan or other extension of credit is prohibited by law or by any agreement to which the Company is a party.

      The 1998 Plan provides for Awards covering up to 700,000 shares of the Company's Common Stock. As of October 31, 2000, options to purchase an aggregate of 597,361 shares of the Company's Common Stock at prices ranging from $14.75 to $39.25 had been granted under the 1998 Plan (not including shares subject to options that have been cancelled), 80,421 shares of Common Stock had been issued under the stock purchase provisions of the 1998 Plan, and 22,218 shares remained available for future grant under the 1998 Plan.

COMPENSATION COMMITTEE MEMBERSHIP, INTERLOCKS AND INSIDER PARTICIPATION

      During fiscal year 2000, the Company's Compensation Committee consisted of Ms. Hensley and Mr. Krause. There were no insider participations nor compensation committee interlocks among the members of the committee during fiscal 2000. At all times the committee has been and is composed solely of independent non-employee directors.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The Compensation Committee reviews the compensation of the Chief Executive Officer, Chief Financial Officer and other Executive Vice Presidents of the Company ("Executive Officers"). The committee is responsible for reviewing salaries, bonuses and perquisites (if any) of the Executive Officers. The committee also administers the Company's compensation plans for the Company's Executive Officers, including the Company's stock option plans and the granting of options and any other awards thereunder.

    GENERAL COMPENSATION PHILOSOPHY

      The Company's executive compensation policies are designed to meet the following objectives: (i) to attract and retain talented executives; (ii) to reward appropriately individual achievement; and (iii) to enhance the financial performance of the Company, and thus stockholder value, by significantly aligning the financial interests of the Company's executives with those of its stockholders. To accomplish these objectives the Company's executive compensation program consists of: (i) annual base salaries; (ii) cash bonuses; and (iii) stock option grants and a stock purchase program aligned with stock option grants.

      Executive Officers also participate in other benefit plans available to employees generally, including the Company's Retirement Plan and a medical plan.

    ANNUAL BASE SALARIES AND BONUSES

      The committee determines base salaries of the Executive Vice Presidents by considering the recommendations of the Chief Executive Officer together with such factors as job complexity, level of responsibility, how the position relates to the Company's long-term strategic goals, and the particular individual's skills, experience, background and performance. While there are no pre-established weightings given to these factors, particular importance is placed on attracting and retaining quality individuals in order to establish and secure an effective executive team for the Company. During the past fiscal year the committee approved a $25,000 increase to the base salary of the Company's Executive Vice President - Chief Operating Officer (Kurt May) from $200,000 to $225,000, a $5,000 increase to the base salary of the Company's Executive Vice President - Secretary and General Counsel (Robert Gans) from $175,000 to $180,000, a $15,000 increase to the base salary of the Company's Executive Vice President - Merchandising (Thomas Martin) from $155,000 to $170,000, a $5,000 increase effective as of September 17, 1999 to the base salary of the Company's Executive Vice President - Operations (Kevin Breen) from $150,000 to $155,000, and a $15,000 increase effective as of November 1, 2000 to Mr. Breen's base salary from $155,000 to $170,000.

      The Company's annual bonus program is designed to reward the Company's Executive Officers for individual achievement in supporting the fulfillment of corporate objectives. For the past fiscal year, the committee awarded bonuses to the following Executive Vice Presidents: Messrs. May, Gans, Youngberg, Martin and Breen.

    STOCK OPTIONS AND STOCK PURCHASE PROGRAM

      The long-term incentive aspect of the Company's executive compensation program is realized primarily by the granting of stock options. Stock option awards are viewed as a particularly effective tool to attract experienced and talented employees and to encourage their long-term quality performance with the Company. Since the value of the stock option is dependent upon stock performance, the stock option program directly aligns employee compensation with the interests of the Company's stockholders.

      Stock options are granted by the committee based upon the recommendations of senior management. Stock options generally are granted at a price equal to the fair market value of a share of the Company's Common Stock as of the date of committee approval of the grant or the effective date of grant. The Company granted two types of options to officers and employees following the spin-off of the Company from PEI: (i) standard options granted at an exercise price equal to the average closing sale price of the Company's Common Stock in the twenty trading days commencing with the sixth day following the spin-off; and (ii) Replacement Options granted with terms, including exercise price, meant to preserve the inherent value of PEI options held by individuals employed by PEI prior to the spin-off. Stock options generally are exercisable at the rate of 20% per year, thereby providing an incentive for the grantee to remain with the Company; Replacement Options are exercisable at a rate consistent with the PEI options that they replaced. In the fiscal year ended August 31, 1998, the Company expanded its executive compensation program to include an opportunity for executive officers to purchase stock directly from the Company at fair market value. The Company provides financing for such purchases and grants additional options to those executive officers who make such purchases. In authorizing such stock purchases and in making option grants, the committee considers the anticipated future performance of the employee and that individual's ability to impact positively the achievement of the Company's objectives. During the past fiscal year, the committee authorized a new stock option grant to Mr. Youngberg.

    CHIEF EXECUTIVE OFFICER COMPENSATION

      Gilbert A. Partida is the President and Chief Executive Officer of the Company. The committee considered Mr. Partida's background, abilities and potential for successfully implementing the Company's business objectives in its approval in December 1997 of Mr. Partida's annual base salary ($225,000), which was increased by $50,000 in January 1999, in recognition of Mr. Partida's exceptional performance during the prior year. Mr. Partida's performance bonus ($190,000) for fiscal year 2000 was awarded based upon: (i) the significant effort extended by

Mr. Partida in the effective implementation of the Company's business goals; and (ii) Mr. Partida's key role in establishing and implementing new business opportunities for the Company, particularly in the Caribbean and the Philippines. The committee has not commissioned any independent surveys to determine competitive compensation since the committee considers Mr. Partida's total compensation package to be reasonable in view of his position and responsibilities with the Company, as well as the positive effect Mr. Partida has had in positioning the Company for growth.

    OMNIBUS BUDGET RECONCILIATION ACT IMPLICATIONS FOR EXECUTIVE COMPENSATION

      It is the responsibility of the Board (or the Compensation Committee) to address the issues raised by the tax laws which make certain non-performance-based compensation to executives of public companies in excess of $1,000,000 non-deductible to the Company. In this regard, a determination must be made as to whether any actions with respect to this limit should be taken by the Company. At this time, it is not anticipated that any executive officer will receive compensation in excess of this limit. Nevertheless, the Company has sought to comply with the requirements of Section 162(m) of the Internal Revenue Code of 1986, as amended, so that awards granted under the 1998 Plan qualify as "incentive based compensation" that will not count against the $1,000,000 limit on deductibility. Such compliance included seeking stockholder approval of the 1998 Plan at the 1999 Annual Meeting of Stockholders. Additional action will be taken if it is warranted in the future.

    SUMMARY

      It is believed that the above-described cash compensation program and long-term incentives (in the form of stock option awards and stock purchase rights) provides appropriate alignment of the long-term interests of the Company's Executive Officers, the Company and its stockholders.

                                                              Katherine Hensley
                                                                Lawrence Krause

AUDIT COMMITTEE REPORT

      The Audit Committee oversees the Company's financial reporting process on behalf of the Board of Directors. All committee members satisfy the definition of independent director as established in the National Association of Securities Dealers listing standards. The Board of Directors adopted a written charter for the Audit Committee on August 25, 1997, amended July 13, 2000, which is attached to this Proxy Statement as Appendix A.

      In fulfilling its oversight responsibilities, the committee reviewed with management the audited financial statements in the Annual Report, including a discussion of the quality, and not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements.

      The Company's independent auditors, Ernst & Young LLP, are responsible for expressing an opinion on the conformity of our audited financial statements with generally accepted accounting principles. Ernst & Young met with the committee and expressed its judgment as to the quality, not just the acceptability, of the Company's accounting principles and discussed other matters as required under generally accepted auditing standards. In addition, Ernst & Young discussed the auditors' independence from the Company's and from the Company's management and delivered to the committee those matters to be set forth in written disclosures as required by the Independence Standards Board.

      The committee discussed with our independent auditors the overall scope and plan of their audit. The committee meets with the independent auditors, with and without our management present, to discuss the results of their examinations, their evaluations of our internal controls, and the overall quality of our financial reporting.

      In reliance on the reviews and discussions referred to above, the committee has recommended that the audited financial statements be included in the Annual Report on Form 10-K for the year ended August 31, 2000 for filing with the Securities and Exchange Commission.

      This report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such acts.

                                                                  Leon C. Janks
                                                           Katherine L. Hensley
                                                             Lawrence B. Krause

EMPLOYMENT CONTRACTS

      Gilbert A. Partida entered into an employment agreement with the Company for a term of two years commencing January 12, 1998, which, during fiscal 2000, was extended three years, to January 11, 2003. Pursuant to this agreement, Mr. Partida initially was entitled to receive a base annual salary of $225,000 and a signing bonus of $50,000. During fiscal 1999, the Compensation Committee approved an increase in Mr. Partida's base salary to $275,000. Under his employment agreement, Mr. Partida may not engage in any activities, with or without compensation, that would interfere with the performance of his duties or that would be adverse to the Company's interests, without the prior written consent of the Company. Mr. Partida is eligible to participate in the Company's bonus plan and to receive all other benefits offered to officers under the Company's standard company benefits practices and plans. Mr. Partida may terminate the agreement at any time on 120 days' prior written notice. The Company may terminate the agreement for cause upon immediate notice thereof, or upon the death or disability of Mr. Partida. In the event that the Company terminates the agreement for any reason other than cause, death or disability, Mr. Partida will be entitled to continuation of his base salary through January 11, 2003, payable in conformity with the Company's normal payroll period; provided, however, that the Company's obligation to pay such installments after such termination shall be reduced by any compensation he may receive from another employer during that period. The foregoing severance benefits are the exclusive benefits that would be payable to Mr. Partida by reason of his termination, and the Company is not obligated to segregate any assets or procure any investment in order to fund such severance benefits. The agreement also contains confidentiality provisions and other terms and conditions customary to executive employment agreements.

      Kevin C. Breen entered into an employment agreement with the Company for a term of two years commencing April 1, 1998, which, during fiscal 2000, was extended one year, to March 31, 2001. Pursuant to this agreement, as amended, Mr. Breen is entitled to receive a base annual salary of $155,000 and, effective November 1, 2000, $170,000. Mr. Breen may not engage in any activities, with or without compensation, that would interfere with the performance of his duties or that would be adverse to the Company's interests, without the prior written consent of the Company. Mr. Breen is eligible to participate in the Company's bonus plan and to receive all other benefits offered to officers under the Company's standard company benefits practices and plans. Mr. Breen may terminate the agreement at any time on 90 days' prior written notice. The Company may terminate the agreement for cause upon immediate notice thereof, or upon the death or disability of Mr. Breen. In the event that the Company terminates the agreement for any reason other than cause, death or disability, Mr. Breen will be entitled to the continuation of his base salary for one year, payable in conformity with the Company's normal payroll period. If the agreement is not terminated then, upon expiration of the employment term, and if Mr. Breen's employment by the Company does not thereafter continue upon mutually agreeable terms, Mr. Breen shall be entitled to the continuation of his base salary for one year, reduced by any compensation he may receive from another employer during that year. The foregoing severance benefits are the exclusive benefits that would be payable to Mr. Breen by reason of his termination, and the Company is not obligated to segregate any assets or procure any investment in order to fund such severance benefits. The agreement also contains confidentiality provisions and other terms and conditions customary to executive employment agreements.

      Robert M. Gans entered into an employment agreement with PEI in 1994, which was amended and subsequently assumed by the Company upon the spin-off of the Company from PEI. The term of the agreement was extended one year during fiscal 2001 to October 16, 2001. Pursuant to this agreement, as amended, Mr. Gans is entitled to receive a base annual salary of $180,000. Mr. Gans may not engage in any activities, with or without compensation, that would interfere with the performance of his duties or that would be adverse to the Company's interests, without the prior written consent of the Company. Mr. Gans is eligible to participate in the Company's bonus plan and to receive all other benefits offered to officers under the Company's standard company benefits practices and plans. Mr. Gans may terminate the agreement at any time on 90 days' prior written notice. The Company may terminate the agreement for cause upon immediate notice thereof, or upon the death or disability of Mr. Gans. In the event that the Company terminates the agreement for any reason other than cause, death or disability, Mr. Gans will be entitled to the continuation of his base salary for one year, payable in conformity with the Company's normal payroll period, and to inclusion in the 1997 Stock Option Plan, Profit Sharing and 401(k) Plan and medical plans of the Company for the remainder of the term of the agreement. If the agreement is not terminated, then, upon expiration of the employment term, and if Mr. Gans' employment by the Company does not thereafter continue upon mutually agreeable terms, Mr. Gans shall be entitled to the continuation of his base salary for one year, reduced by any compensation he may receive from another employer during that year. The foregoing severance benefits are the exclusive benefits that would be payable to Mr. Gans by reason of his termination, and the Company is not obligated to segregate any assets or procure any investment in order to fund such severance benefits. The agreement also contains confidentiality provisions and other terms and conditions customary to executive employment agreements.

      Thomas D. Martin entered into an employment agreement with the Company for a term of two years commencing April 1, 1998, which, during fiscal 2000, was extended one year, to March 31, 2001. Pursuant to this agreement, as amended, Mr. Martin is entitled to receive a base annual salary of $170,000. Mr. Martin may not engage in any activities, with or without compensation, that would interfere with the performance of his duties or that would be adverse to the Company's interests, without the prior written consent of the Company. Mr. Martin is eligible to participate in the Company's bonus plan and to receive all other benefits offered to officers under the Company's standard company benefits practices and plans. Mr. Martin may terminate the agreement at any time on 90 days' prior written notice. The Company may terminate the agreement for cause upon immediate notice thereof, or upon the death or disability of Mr. Martin. In the event that the Company terminates the agreement for any reason other than cause, death or disability, Mr. Martin will be entitled to the continuation of his base salary for one year, payable in conformity with the Company's normal payroll period. If the agreement is not terminated, then, upon expiration of the employment term, and if Mr. Martin's employment by the Company does not thereafter continue upon mutually agreeable terms, Mr. Martin shall be entitled to the continuation of his base salary for one year, reduced by any compensation he may receive from another employer during that year. The foregoing severance benefits are the exclusive benefits that would be payable to Mr. Martin by reason of his termination, and the Company is not obligated to segregate any assets or procure any investment in order to fund such severance benefits. The agreement also contains confidentiality provisions and other terms and conditions customary to executive employment agreements.

      Kurt A. May entered into an employment agreement with the Company for a term of two years commencing October 19, 1998, which, during fiscal 2001, was extended one year, to October 18, 2001. Pursuant to this agreement, as amended, Mr. May is entitled to receive a base annual salary of $225,000. Mr. May may not engage in any activities, with or without compensation, that would interfere with the performance of his duties or that would be adverse to the Company's interests, without the prior written consent of the Company. Mr. May is eligible to participate in the Company's bonus plan and to receive all other benefits offered to officers under the Company's standard company benefits practices and plans. Mr. May may terminate the agreement at any time on 90 days' prior written notice. The Company may terminate the agreement for cause upon immediate notice thereof, or upon the death or disability of Mr. May. In the event that the Company terminates the agreement for any reason other than cause, death or disability, Mr. May will be entitled to continuation of his base salary for one year, payable in conformity with the Company's normal payroll period. If the agreement is not terminated, then, upon expiration of the agreement, and if Mr. May's employment by the Company does not thereafter continue upon mutually agreeable terms, Mr. May will be entitled to continuation of his base salary for one year, payable in conformity with the Company's normal payroll period; provided, however that the Company's obligation to pay such installments after expiration of the agreement will cease concurrently with Mr. May having commenced comparable employment with, or Mr. May receiving comparable compensation from, another employer. The foregoing severance benefits are the exclusive benefits that would be payable to Mr. May by reason of his termination, and the Company is not obligated to segregate any assets or procure any investment in order to fund such severance benefits. The agreement also contains confidentiality provisions and other terms and conditions customary to executive employment agreements.

      Allan C. Youngberg entered into an employment agreement with the Company for a term of two years commencing July 27, 1999. Pursuant to this agreement, Mr. Youngberg is entitled to receive a base annual salary of $190,000. Mr. Youngberg may not engage in any activities, with or without compensation, that would interfere with the performance of his duties or that would be adverse to the Company's interests, without the prior written consent of the Company. Mr. Youngberg is eligible to participate in the Company's bonus plan and to receive all other benefits offered to officers under the Company's standard company benefits practices and plans. Mr. Youngberg may terminate the agreement at any time on 90 days' prior written notice. The Company may terminate the agreement for cause upon immediate notice thereof, or upon the death or disability of Mr. Youngberg. In the event that the Company terminates the agreement during the period from August 13, 1999 to August 12, 2000 for any reason other than cause, death or disability, Mr. Youngberg will be entitled to the continuation of his base salary for the remainder of the term of the agreement payable in conformity with the Company's normal payroll period; if the Company so terminates the agreement after August 12, 2000, Mr. Youngberg shall be entitled to the continuation of his base salary for one year, payable in conformity with the Company's normal payroll period. If the agreement is not terminated, then, upon expiration of the employment term, and if Mr. Youngberg's employment by the Company does not thereafter continue upon mutually agreeable terms, Mr. Youngberg shall be entitled to the continuation of his base salary for one year, reduced by any compensation he may receive from another employer during that year. The foregoing severance benefits are the exclusive benefits that would be payable to Mr. Youngberg by reason of his termination, and the Company is not obligated to segregate any assets or procure any investment in order to fund such severance benefits. The agreement also contains confidentiality provisions and other terms and conditions customary to executive employment agreements.

                                PERFORMANCE GRAPH

      The graph below compares the cumulative total stockholder return on the shares of the Company's Common Stock during fiscal years 1998, 1999 and 2000 (commencing on September 2, 1997, the date on which the Company became a publicly-held corporation) with the cumulative total return of The Nasdaq Stock Market Index (US)(1) and the Nasdaq Retail Trade Index(2) over the same period (assuming the investment of $100 in the Common Stock, stocks comprising The Nasdaq Stock Market Index (US) and the stocks comprising the Nasdaq Retail Trade Stocks Index on September 2, 1997 and the reinvestment of all dividends).

         COMPARISON OF CUMULATIVE TOTAL RETURNS SINCE SEPTEMBER 2, 1997
           Among PriceSmart, Inc., The Nasdaq Stock Market Index (US)
                    and the Nasdaq Retail Trade Stocks Index

                       09/02/1997     08/31/1998     08/31/1999     08/31/2000
                       ----------     ----------     ----------     ----------
Company Index           100.000        82.971         202.899        217.391
Market Index            100.000        92.674         172.168        262.967
Industry Index          100.000        85.693         103.396         79.752

---------------
(1) The Nasdaq Stock Market Index (US) was prepared by the Center for Research in Security Prices and includes all U.S. Nasdaq Stock Market companies.
(2) The Nasdaq Retail Trade Stocks Index was prepared by the Center for Research in Security Prices and includes all U.S. and foreign companies quoted and traded on Nasdaq that have a primary Standard Industrial Classification (SIC) Code in any of the following ranges: 5200-5599, 5700-5799 or 5900-5999.
(3) Stockholder returns over the indicated period should not be considered indicative of future stockholder returns. The lines on the graph represent monthly index levels derived from compounded daily returns including all dividends. The indices are reweighted daily, using market capitalization on the previous trading day.

                              CERTAIN TRANSACTIONS

RELATIONSHIPS WITH THE PRICE FAMILY

      Sol Price beneficially owns approximately 27.8% of the Company's outstanding Common Stock. Sol Price is the father of Robert E. Price, the Chairman of the Board of the Company. Robert E. Price beneficially owns approximately 23.1% of the Company's outstanding Common Stock, including shares that may be deemed to be beneficially owned by Sol Price. Sol Price and Robert
E. Price together beneficially own approximately 37.7% of our outstanding common stock

      RELATIONSHIP WITH PRICE ENTERPRISES, INC. Sol Price has beneficial ownership through various family and charitable trusts of approximately 29.9% of the 8 3/4% Series A Cumulative Redeemable Preferred Stock ("Series A Preferred Stock") of Price Enterprises, Inc. ("PEI"). Robert E. Price beneficially owns approximately 16.7% of PEI's Series A Preferred Stock, including shares that may be deemed to be beneficially owned by Sol Price, and served as the Chairman of the Board of PEI until November 1999. James F. Cahill and Jack McGrory, directors of the Company, beneficially own approximately 6.3% and 5.6%, respectively, of the Series A Preferred Stock, including shares that may be deemed to be beneficially owned by Sol Price and Robert E. Price, and are directors of PEI. The Series A Preferred Stock votes together with the Common Stock with one tenth of one vote per share. In addition, holders of the Series A Preferred Stock currently are entitled to elect a majority of PEI's board of directors and will have such rights until (1) less than 2,000,000 shares of the Series A Preferred Stock remain outstanding; (2) Excel Legacy Corporation, which owns more than 90% of PEI's outstanding shares of common stock, makes an offer to purchase any and all outstanding shares of the Series A Preferred Stock at a cash price of $16.00 per share and purchases all shares duly tendered and not withdrawn; or (3) the board of directors of PEI causes PEI to issue equity securities without unanimous board approval or causes PEI to fail to pay specified dividends on the PEI common stock.

      The Company leases 42,000 square feet of office space from PEI to house the Company's headquarters. The Company pays $25,704 per month pursuant to a two-year lease commencing August 26, 1997 with five renewal options of two years each, the first of which has been exercised by the Company. On December 1, 1997, the Company and PEI entered into an Office Services Agreement which provided that the Company would provide certain office services (such as receptionist, mail room, telecommunications and voice mail, utilities and copy services) to PEI, which occupies space in the same building, for $13,450 per month for the first nine months and $7,600 per month for the last twelve months of the term of the agreement. On June 1, 1998, PEI and the Company terminated the Office Services Agreement and amended the headquarters lease to provide that PEI would provide office services to the Company for a fee based on a percentage of PEI's estimated expenses for providing such services. The agreement by PEI to provide office services to the Company expired August 31, 1999, and on September 1, 1999 a new office Services Agreement was entered into, under which the Company provided services to PEI through November 3, 1999, for which PEI reimbursed the Company.

      SALE OF TRAVEL BUSINESS. On March 1, 2000, the Company completed the sale of its domestic travel business to Club-4U, Inc. a California corporation, of which Sol Price is a director and majority stockholder and of which James F. Cahill and Murray Galinson are directors, for $1.5 million. Under the purchase agreement, Club-4U acquired the assets primarily used in connection with the travel businesses, subject to liabilities under the travel business existing contracts, resulting in a gain to the Company of approximately $1.1 million.

      SALE OF CITY NOTES. In early April 2000, the Company entered into an agreement to sell to the Price Family Charitable Trust, a California trust, of which Sol Price and Robert E. Price are trustee and successor trustee, respectively, up to ten notes receivable from various municipalities and agencies, known as the "City Notes," for $22.5 million. The Company has sold all ten City Notes to the Price Family Charitable Trust, resulting in a gain to the Company of approximately $3.9 million.

      USE OF PRIVATE PLANE. From time to time during fiscal 2000, members of the Company's management used a private plane owned in part by PFD Ivanhoe, Inc. to travel to business meetings in Central America and the Caribbean. Price Group, LLC owns 100% of the stock of PFD Ivanhoe, and James F. Cahill is an officer of PFD

Ivanhoe. Price Group, LLC's members include Sol Price, Robert E. Price,
James F. Cahill, Murray Galinson and Jack McGrory. When the Company uses the plane, it reimburses PFD Ivanhoe for a portion of a fixed management fee and additional expenses PFD Ivanhoe incurs based on the number of hours flown. The Company also reimburses PFD Ivanhoe for direct charges associated with use of the plane, including landing fees, international fees and catering. During fiscal 2000, the Company paid PFD Ivanhoe $227,339 to cover the costs associated with the Company's use of the plane.

PROMISSORY NOTES

      In July 1999, Allan C. Youngberg purchased 3,658 shares of Common Stock pursuant to the stock purchase feature of the 1998 Plan. In connection with this purchase, Mr. Youngberg delivered to the Company a recourse promissory note in the amount of $149,978. The note bears interest at a rate of 5.85% per annum and has a term of six years. In August 1998, Kevin C. Breen and Thomas D. Martin purchased 7,750 and 10,000 shares of Common Stock, respectively, pursuant to the stock purchase feature of the 1998 Plan. These officers delivered to the Company promissory notes in the amounts of $84,087.50 and $108,500.00, respectively. In August 1998, the Gans Blackmar Stevens Profit Sharing Plan FBO Robert M. Gans purchased 8,750 shares of Common Stock pursuant to the stock purchase feature of the 1998 Plan and delivered to the Company a promissory note in the amount of $94,937.50. In October 1998, Kurt A. May purchased 8,750 shares of Common Stock pursuant to the stock purchase feature of the 1998 Plan and delivered to the Company a promissory note in the amount of $86,516. The promissory notes delivered by Messrs. Breen, Martin and May and the Gans Blackmar Stevens Profit Sharing Plan initially were non-recourse notes and bore interest at a rate of 6% per annum and had terms of six years. These notes were amended in June 1999 to become recourse notes, bearing interest at a rate of 5.85%. All of the notes become immediately due and payable upon the termination of the employee's employment for any reason.

RELATIONSHIPS WITH RAFAEL BARCENAS

      ACQUISITION OF MINORITY INTERESTS IN PANAMA BUSINESS. In March 2000, the Company acquired sole ownership of the PriceSmart Panama business, which previously has been 51% owned by the Company and 49% owned by BB&M International Trading Group ("BB&M"), whose principals are several Panamanian businessmen, including Rafael Barcenas, a director of PriceSmart. In return for BB&M's 49% interest, PriceSmart conveyed to BB&M's principals 306,748 shares of PriceSmart common stock.

      SALE OF MINORITY INTEREST IN TRINIDAD AND TOBAGO BUSINESS. In January 2000, the Company sold a five percent interest in PSMT Trinidad/Tobago Limited ("PSMT Trinidad"), which operates the Company's Trinidad and Tobago business, to Mr. Barcenas for $400,000. Mr. Barcenas subsequently transferred one-half of his interest in PSMT Trinidad to another individual.

      BOYD, BARCENAS, S.A. Boyd, Barcenas, S.A. serves as the Company's advertising agency in Panama. Rafael E. Barcenas is the Vice President and General Director of Boyd, Barcenas, S.A. During fiscal 2000, the Company paid $186,825 to Boyd, Barcenas, S.A. for advertising services.

ZURCHER, MONTOYA AND ZURCHER

      Edgar Zurcher, one of the Company's directors, is the managing partner of the law firm Zurcher, Montoya and Zurcher in Costa Rica. During fiscal 2000 and 2001, Zurcher, Montoya and Zurcher has provided legal services to the Company.

                                     GENERAL

INDEPENDENT ACCOUNTANTS

      The Board of Directors has selected Ernst & Young LLP to serve as the Company's independent accountants for the 2001 fiscal year. Representatives of Ernst & Young LLP are expected to be present at the Annual Meeting. Such representatives will have the opportunity to make a statement if they desire to do so and are expected to be available to respond to appropriate questions.

COMPLIANCE WITH SECTION 16(a) OF THE EXCHANGE ACT

      Under Section 16(a) of the Securities Exchange Act of 1934 (the "Exchange Act"), as amended, directors, officers and beneficial owners of 10 percent or more of the Company's Common Stock ("Reporting Persons") are required to report to the Securities and Exchange Commission (the "Commission") on a timely basis the initiation of their status as a Reporting Person and any changes with respect to their beneficial ownership of the Company's Common Stock. Based solely on its review of such forms received by it and the written representations of its Reporting Persons, the Company has determined that no Reporting Persons known to it were delinquent with respect to their reporting obligations as set forth in Section 16(a) of the Exchange Act, other than Gilbert A. Partida. Mr. Partida failed to report on Form 4 two purchases of Common Stock in September 1999 and May 2000 and two sales of Common Stock in December 1999, which shares were held in a tenants-in-common account in which Mr. Partida has an interest.

STOCKHOLDER PROPOSALS

      A proposal to be considered for inclusion in the Company's proxy statement for the next annual meeting must be received by the Secretary of the Company not later than August 17, 2001 to be considered for inclusion in the Company's proxy statement and form of proxy relating to that meeting. A stockholder proposal submitted after November 10, 2001 will not be considered timely. Holders of proxies which expressly confer discretionary authority may vote for or against an untimely proposal.

ANNUAL REPORT

      The Annual Report of the Company for the fiscal year ended August 31, 2000 will be mailed to stockholders of record on or about December 15, 2000. The Annual Report does not constitute, and should not be considered, a part of this Proxy solicitation material.

      If any person who was a beneficial owner of Common Stock of the Company on the record date for the Annual Meeting of Stockholders desires additional information, a copy of the Company's Annual Report on Form 10-K will be furnished without charge upon receipt of a written request identifying the person so requesting a report as a stockholder of the Company at such date. Requests should be directed to PriceSmart, Inc., 4649 Morena Blvd., San Diego, California 92117, Attention: Secretary.

OTHER MATTERS

      The Board of Directors does not know of any matter to be presented at the Annual Meeting which is not listed on the Notice of Annual Meeting and discussed above. If other matters should properly come before the meeting, however, the persons named in the accompanying Proxy will vote all Proxies in accordance with their best judgment.

            ALL STOCKHOLDERS ARE URGED TO COMPLETE, SIGN AND RETURN
             THE ACCOMPANYING PROXY CARD IN THE ENCLOSED ENVELOPE.

                                          By Order of the Board of Directors



                                          Robert M. Gans
                                          Secretary

Dated:  December 15, 2000

                                                                      APPENDIX A

                             AUDIT COMMITTEE CHARTER



                                  ORGANIZATION

This Charter governs the operations of the Audit Committee. The Committee shall review and reassess the Charter at least annually and obtain the approval of the Board of Directors. The Committee shall be appointed by the Board of Directors and shall be comprised of at least three directors, each of whom are independent of management and the Company. Members of the Committee shall be considered independent if they have no relationship that may interfere with the exercise of their independence from management and the Company. All Committee members shall be financially literate, or shall become financially literate within a reasonable period of time after appointment to the Committee, and at least one member shall have accounting or related financial management expertise.

                               STATEMENT OF POLICY

The Audit Committee shall provide assistance to the Board of Directors in fulfilling its oversight responsibility to the shareholders, potential shareholders, the investment community, and others relating to the Company's financial statements and the financial reporting process, the systems of internal accounting and financial controls, the internal audit function, the annual independent audit of the Company's financial statements, and the legal compliance and ethics programs as established by management and the Board. In so doing, it is the responsibility of the Committee to maintain free and open communication between the Committee, independent auditors, the internal auditors and management of the Company. In discharging its oversight role, the Committee is empowered to investigate any matter brought to its attention with full access to all books, records, facilities, and personnel of the Company and the power to retain outside counsel, or other experts for this purpose.

                         RESPONSIBILITIES AND PROCESSES

The primary responsibility of the Audit Committee is to oversee the Company's financial reporting process on behalf of the Board and report the results of their activities to the Board. Management is responsible for preparing the Company's financial statements, and the independent auditors are responsible for auditing those financial statements. The Committee in carrying out its responsibilities believes its policies and procedures should remain flexible, in order to best react to changing conditions and circumstances. The Committee should take the appropriate actions to set the overall corporate "tone" for quality financial reporting, sound business risk practices, and ethical behavior.

The following shall be the principal recurring processes of the Audit Committee in carrying out its oversight responsibilities. The processes are set forth as a guide with the understanding that the Committee may supplement them as appropriate.

            - The Committee shall have a clear understanding with management and the independent auditors that the independent auditors are ultimately accountable to the Board and the Audit Committee, as representatives of the Company's shareholders. The Committee shall have the ultimate authority and responsibility to evaluate and, where appropriate, replace the independent auditors. The Committee shall discuss with the auditors their independence from management and the Company and the matters included in the written disclosures required by the Independence Standards Board. Annually, the Committee shall review and recommend to the Board the selection of the Company's independent auditors, subject to shareholders' approval.

            - The Committee shall discuss with the internal auditors and the independent auditors the overall scope and plans for their respective audits including the adequacy of staffing and compensation. Also, the Committee shall discuss with management, the internal auditors, and the independent auditors the adequacy and effectiveness of the accounting and financial controls, including the Company's system to monitor and manage business risk, and legal and ethical compliance programs. Further, the Committee shall meet separately with the internal auditors and the independent auditors, with and without management present, to discuss the results of their examinations.

            - The Committee shall review the interim financial statements with management and the independent auditors prior to the filing of the Company's Quarterly Report on Form 10-Q. Also, the Committee shall discuss the results of the quarterly review and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards, The chair of the Committee may represent the entire Committee for the purposes of this review.

            - The Committee shall review with management and the independent auditors the financial statements to be included in the Company's Annual Report on Form 10-K (or the annual report to shareholders if distributed prior to the filing of Form 10-K), including their judgment about the quality, not just acceptability, of accounting principles, the reasonableness of significant judgments, and the clarity of the disclosures in the financial statements. Also, the Committee shall discuss the results of the annual audit and any other matters required to be communicated to the Committee by the independent auditors under generally accepted auditing standards.

PROXY

                                PRICESMART, INC.
                             4649 MORENA BOULEVARD
                           SAN DIEGO, CALIFORNIA 92117

         The undersigned stockholder of PriceSmart, Inc., a Delaware corporation (the "Company"), hereby appoints Robert M. Gans and Allan C. Youngberg, and each of them, as proxies for the undersigned with full power of substitution in each of them, to attend the Annual Meeting of the Stockholders of the Company to be held on Wednesday, January 24, 2001 at 10:00 a.m. Pacific Standard Time, and any adjournment or postponement thereof, to cast on behalf of the undersigned all votes that the undersigned is entitled to cast at such meeting and otherwise to represent the undersigned at the meeting with all powers possessed by the undersigned if personally present at the meeting. The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and revokes any proxy heretofore given with respect to such meeting.

         The votes entitled to be cast by the undersigned will be cast as instructed below. If this proxy is executed but no instruction is given, the votes entitled to be cast by the undersigned will be cast "FOR" the following proposal:

                 (CONTINUED AND TO BE SIGNED ON THE REVERSE SIDE)


-------------------------------------------------------------------------------
                             FOLD AND DETACH HERE


                                                                             Please mark your votes as
                                                                             indicated in this example   /X/


                                    FOR ALL NOMINEES LISTED BELOW            WITHHOLD AUTHORITY
                               (except as marked to the contrary below)      to vote for all nominees listed below
1. ELECTION OF DIRECTORS                                 / /                         / /

        Rafael E. Barcenas      Lawrence B. Krause                           NOTE: The proxies of the undersigned may
        James F. Cahill         Jack McGrory                                 vote according to their discretion
        Murray L. Galinson      Gilbert A. Partida                           on any other matter that may properly
        Katherine L. Hensley    Robert E. Price                              come before the meeting.
        Leon C. Janks           Edgar A. Zurcher




                                                                             I plan to attend the meeting.  / /

WITHHELD FOR: (To withhold authority to vote for any individual nominee, write that nominee's name in the space provided below.)

------------------------------------------------

                                                                            Please mark, sign, date and return the
                                                                            proxy card promptly using the enclosed
                                                                            envelope.


Signature(s)                                          Date
            -----------------------------------------     --------------------
NOTE: Please sign as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such.
-------------------------------------------------------------------------------
                             FOLD AND DETACH HERE